Exhibit 5.1

June 24, 2010	37087.00049
Masimo Corporation
40 Parker Irvine CA 92618
Re: Registration Statement on Form S-3
Ladies and Gentlemen:

We have acted as counsel to Masimo Corporation, a Delaware corporation (the “Company”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus, free writing prospectuses or term sheets (each, a “Prospectus Supplement”).

The Registration Statement registers the offering and sale of (i) one or more series of debt securities (collectively, “Debt Securities”) to be issued pursuant to indentures between the Company, as issuer, and a trustee (the “Trustee”), the form of which is attached as Exhibit 4.6 to the Registration Statement (each, an “Indenture”), (ii) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (iii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (iv) depositary shares representing shares of Preferred Stock (“Depositary Shares”), (v) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (collectively, “Warrants”), (vi) rights to purchase shares of Common Stock or Preferred Stock (“Rights”), and (vii) units consisting of any combination of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants and Rights (“Units”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights and Units are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act.

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

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As such counsel and for purposes of our opinions set forth herein, we have examined original or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents and have made such investigations of law as we have considered necessary or appropriate as a basis for the opinions set forth in this opinion letter. In such examination, we have assumed; (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (viii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

With your consent, we have assumed that (i) each of the Debt Securities, the Indentures and any related supplemental indenture, term sheet or certificate establishing the terms thereof, the Depositary Shares, any related deposit agreement and any depositary receipts issued pursuant thereto, the Warrants and any related warrant agreement, the Rights and any related rights agreement, the Units and any related unit agreement, and any purchase, underwriting or similar agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York and that the choice of law is legally enforceable, (ii) the Depositary Shares, deposit agreements, depositary receipts, Warrants, warrant agreements, Rights, rights agreements, Units and unit agreements will contain all provisions required under the laws of the State of Delaware in respect of contracts for the sale of securities issued by a Delaware corporation, (iii) each of the Documents will be duly authorized, executed and delivered by the parties thereto, and (iv) each of the Documents will constitute valid and binding obligations of the parties thereto other than the Company, enforceable against such parties in accordance with their respective terms.

We also have assumed that none of (i) the execution, delivery and performance of any of the Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance and delivery of such Securities, or (iv) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Company’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware, as amended from time to time (the “Certificate of Incorporation”) or its bylaws then in effect, (b)

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result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, Prospectus and applicable Prospectus Supplement; (ii) an appropriate Prospectus Supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, Prospectus and such Prospectus Supplement; (iii) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, Prospectus, or applicable Prospectus Supplement and the corporate action of the Company authorizing the issuance and sale of such Securities; (iv) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, if applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, Prospectus and applicable Prospectus Supplement; (v) the Indentures and the Trustee will have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement; and (vi) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement, Prospectus and applicable Prospectus Supplement or, in the case of Debt Securities, Depositary Shares, Warrants, Rights and Units, as applicable, represented by, comprising or issuable upon exchange, exercise or conversion of such Securities, does not exceed, at the time of issuance of such Securities, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.          With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement, when (a) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (b) the specific terms of a particular series of Debt Securities have been duly established in accordance with such Indenture and applicable law, (c) such Debt Securities have been duly authorized by all necessary corporate action of the Company, duly authenticated by the Trustee and duly executed, issued and delivered against payment of the consideration therefor in accordance with such Indenture and as contemplated by the Registration Statement, Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) if such Debt Securities are convertible into shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with the applicable Indenture, such Debt Securities will constitute valid and

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binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.          With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Common Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Common Stock), when (a) the issuance of such shares of Common Stock have been duly authorized by all necessary corporate action of the Company and (b) such shares of Common Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Common Stock) as contemplated by the Registration Statement, Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

3.          With respect to any shares of Preferred Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Preferred Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Preferred Stock), when (a) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law and authorized by all necessary corporate action of the Company, (b) the relative rights, preferences and limitations of such series of Preferred Stock have been designated by all necessary corporate action of the Company and set forth in a Certificate of Designation properly filed with the Secretary of State of the State of Delaware, and (c) such shares of Preferred Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Preferred Stock) as contemplated by the Registration Statement, Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.          With respect to any Depositary Shares to be offered pursuant to the Registration Statement, when (a) a deposit agreement has been duly authorized, executed and delivered by the Company and the depositary named therein, (b) the specific terms of the particular issuance of Depositary Shares have been duly established in accordance with such deposit agreement and applicable law and authorized by all necessary corporate action of the Company, (d) the Preferred Stock represented by such Depositary Shares has been duly authorized for issuance, (e) the Depositary Shares have been duly executed, authenticated, countersigned, issued and delivered against payment therefor, and the depositary has issued depositary receipts in connection therewith, all in accordance with such deposit agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action and (f) the shares of Preferred Stock represented by such Depositary Shares have been validly issued and deposited with the depositary in accordance with the deposit agreement, such Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.          With respect to any Warrants to be offered pursuant to the Registration Statement, when (a) a warrant agreement has been duly authorized, executed and delivered by the Company and the warrant agent named therein, (b) the specific terms of the

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particular issuance of Warrants have been duly established in accordance with such warrant agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Warrants have been duly executed, countersigned, issued and delivered against payment therefor in accordance with such warrant agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, (i) the shares of Common Stock or Preferred Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants or (ii) the Debt Securities issuable upon exercise of such Warrants have been duly authorized, executed and authenticated in accordance with the provisions of the applicable Indenture and reserved for delivery upon exercise of the Warrants, in each case by all necessary corporate action and in accordance with the terms of the Warrants and the warrant agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.          With respect to Rights to be offered by the Company pursuant to the Registration Statement, when (a) a rights agreement has been duly authorized, executed and delivered by the Company and the subscription agent named therein, (b) the specific terms of the particular issuance of Rights have been duly established in accordance with such rights agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Rights have been duly executed, countersigned, issued and delivered against payment therefor in accordance with such rights agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) the shares of Common Stock or Preferred Stock relating to such Rights, as applicable, have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with the terms of the Rights and the rights agreement, such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.          With respect to any Units to be offered by the Company pursuant to the Registration Statement, when (a) a unit agreement has been duly authorized, executed and delivered by the Company and the counterparty named therein, (b) the specific terms of the particular issuance of Units have been duly established in accordance with such unit agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such unit agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, (i) the shares of Common Stock or Preferred Stock comprising the Units have been duly authorized and reserved for issuance or (ii) the Debt Securities comprising such Units have been duly authorized, executed and authenticated in accordance with the provisions of the applicable Indenture and reserved for delivery, in each case by all necessary corporate action and in accordance with the terms of the Units and the unit agreement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws and principles affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); and (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

We express no opinion as to any provision (i) which could be construed as a penalty or forfeiture; (ii) indemnifying a party against liability for its own wrongful or negligent acts or otherwise in cases where indemnification or contribution could be considered contrary to public policy (including, without limitation, under federal and state securities laws and regulations as interpreted by applicable governmental authorities); (iii) exculpating another party from liability or waiving defenses or other rights; (iv) to the effect that terms of a document may not be waived or modified except in writing; (v) regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding; (vi) imposing a payment obligation with respect to the Company’s obligations; or (vii) whereby a party purports to ratify acts in advance of the occurrence of such acts.

We express no opinion with respect to the validity or enforceability of (i) any provision allowing any party to exercise any remedial rights without notice to the Company; (ii) any waiver of demand by the Company or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived; (iii) any provision purporting to establish evidentiary standards; (iv) any provision which purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy; (v) any provision which purports to entitle any person or entity to specific performance of any provision of such document; (vi) any provision that requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity; (vii) any provision insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes; (viii) any provision to the extent that it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; or (ix) the effectiveness of service of process by mail in any suit, action or proceeding of any nature. Further, we express no opinion as to the acceptance by a federal court located in the State of New York of jurisdiction of a dispute arising under any Document.

We express no opinion as to the validity or enforceability of any provision that (i) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (ii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iii) grants set-off rights; (iv) imposes penalties, forfeitures, late

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payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; or (vi) states that time is of the essence.

We express no opinion as to the effect of Chapter 644 of the Laws of New York, 2008, which amended Article 5, Title 15 of the New York General Obligations Law, Sections 5-1501 et seq. (the “Power of Attorney Law”), effective September 1, 2009, on any of the opinions expressed herein, or as to the Power of Attorney Law’s applicability to, or effect on, any provision of the Securities or the Documents or the transactions contemplated thereby. The Power of Attorney Law, among other things, specifies the requirements for the effectiveness of powers of attorney executed by individuals in the State of New York, and further provides that the execution of a power of attorney by a principal revokes all prior powers of attorney executed by such principal.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws and, with respect to the Documents, the internal laws of the State of New York, in each case as in effect on the date hereof.

This opinion letter is prepared for your use in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act solely for such purpose. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Paul, Hastings, Janofsky & Walker LLP